Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form F-1 of Lombard Medical, Inc. of our report dated March 10, 2014 relating to the financial statements of Lombard Medical Technologies plc, which appears in this Amendment No. 3 to the Registration Statement. We also consent to the reference to us under the heading “Experts” in this Amendment No. 3 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Reading, United Kingdom

April 23, 2014